Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of our report dated March 31, 2026, relating to the consolidated financial statements of A2Z Cust2Mate Solutions Corp. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

April 17, 2026